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                                                                   EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders
Cornerstone Bancshares, Inc.

We hereby consent to the inclusion in this registration statement on Form S-1 of our report, dated January 15, 1999, on our audits of the consolidated financial statements of Cornerstone Bancshares, Inc. as of December 1998 and 1997, and for the two-year period ended December 31, 1998. We also consent to the reference to our firm under the caption "Experts."



/s/ Hazlett, Lewis & Bieter, PLLC
Chattanooga, Tennessee
January 27, 2000